Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of NavSight Holdings, Inc. of our report dated May 13, 2021 relating to the financial statements of Spire Global, Inc. which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, CA

May 13, 2021